Exhibit 10.11

This is an English translation

Equity Pledge Agreement

This Equity Pledge Agreement (the “Agreement”) is entered into on December 14, 2007 in Shenyang, China by and between the following parties:

Pledgee: Penglai Nuokang Pharmaceutical Co., Ltd.

Address: No.136, Nanguan Road, Penglai City

Pledgor: XUE Baizhong

PRC Identity Card No.: 220104196509011554

Address: 4-3-2, No. 13, Chongshan Middle Road, Huanggu District, Shenyang City

WHEREAS,

1.	XUE Baizhong, the Pledgor, is a citizen of the People’s Republic of China (the “PRC”). The Pledgor owns 100% of the equity interest in Liaoning Nuokang Medicines Co., Ltd., or Nuokang Medicines. Nuokang Medicines is a high technology company registered in Shenyang of the PRC and carries on the business of wholesaling Chinese formulated medicines, chemical medicines, antibiotics and biochemical medicines;

2.	The Pledgee is a wholly foreign-owned company registered in Penglai, the PRC. The Pledgee and Nuokang Medicines, a company owned by the Pledgor, entered into an Exclusive Technology Support and Management Consulting Service Agreement (the “Service Agreement”) on December 14, 2007.

3.	The Pledgee, the Pledgor and Nuokang Medicines entered into a Business Operation Agreement (the “Operation Agreement”) on December 14, 2007.

4.	In order to guarantee that the Pledgee can collect the technology consulting service fees from Nuokang Medicines owned by the Pledgor and that the Pledgor and Nuokang Medicines perform their obligations under the Operation Agreement, the Pledgor hereby pledges all his equity interest in Nuokang Medicines to the Pledgee as a security for: (i) the consulting service fees to be received by the Pledgee under the Service Agreement; and (ii) the damages caused to the Pledgee by the Pledgor and/or Nuokang Medicines if the Pledgor and/or Nuokang Medicines fail to perform their obligations under the Operation Agreement.

In order to perform terms under the Service Agreement, the Pledgee and the Pledgor, through negotiations, hereby enter into this Agreement based upon the following terms:

1.	Definitions

Unless otherwise provided for in this Agreement, the following terms shall have the following meanings:

1.1.	“Pledge” means the entire content of Article 2 hereunder.

1.2.	“Equity Interest” means all the equity interests in Nuokang Medicines legally held by the Pledgor.

1.3.	“Term of Pledge” means the period provided for under Article 3.2.

1.4.	“Service Agreement” means the Exclusive Technology Support and Management Consulting Service Agreement entered into by and between the Pledgee and Nuokang Medicines, as amended or renewed.

1.5.	“Event of Default” means any event set forth in Article 7 hereunder.

1.6.	“Notice of Default” means the notice of default issued by the Pledgee in accordance with this Agreement.

2.	Pledge

2.1.	The Pledgor agrees to pledge all his Equity Interest in Nuokang Medicines to the Pledgee as a security for the technology consulting service fee payable to the Pledgee and damages caused to the Pledgee by the Pledgor and/or Nuokang Medicines if the Pledgor and/or Nuokang Medicines fail to perform their obligations under the Operation Agreement.

2.2.	The pledge under this Agreement refers to the preferential rights enjoyed by the Pledgee in receiving proceeds from auction or sale of the Equity Interest pledged by the Pledgor to the Pledgee.

3.	Term of Pledge

3.1.	The term of Pledge

3.1.1.	The Pledge on the Equity Interest under this Agreement shall take into effect as of the date when the Equity Interest under this Agreement is recorded in the register of shareholders of Nuokang Medicines. The term of the Pledge is the same as the term of the Service Agreement.

3.1.2.	During the term of the Pledge, the Pledgee shall be entitled to dispose of or exercise the Pledge in accordance with this Agreement if Nuokang Medicines fails to pay the technology consulting service fee in accordance with the Service Agreement or the Pledgor and/or Nuokang Medicines cause damages to the Pledgee because of their failure to perform their obligations under the Operation Agreement.

4.	Custody of Pledge Certificate

4.1.	During the term of the Pledge under this Agreement, the Pledgor shall deliver the Equity Interest Investment Certificate of Nuokang Medicines (if any) to the Pledgee for custody. The Pledgor shall deliver the above Equity Interest Investment Certificate to the Pledgee within a week after the date of this Agreement.

5.	Representations and Warranties of the Pledgor

5.1.	The Pledgor has fulfilled the obligation of making his capital contribution and is the legal owner of the Equity Interest.

5.2.	Unless otherwise provided for hereunder, to the extent permitted under the PRC laws, the Pledgee shall not be interfered by any other party at any time when exercising its rights in accordance with this Agreement.

5.3.	Unless otherwise provided for hereunder, to the extent permitted under the PRC laws, the Pledgee shall be entitled to dispose of and assign the Pledge in accordance with this Agreement. The Pledgor shall unconditionally provide necessary assistance to the Pledgee in exercising its rights.

5.4.	The Pledgor has not created any encumbrance over the Equity Interest in favor of any other person except for the Pledgee.

6.	Covenant of the Pledgor

6.1.	During the effective term of this Agreement, the Pledgor covenants to the Pledgee that the Pledgor shall perform and, as the shareholder of Nuokang Medicines, shall procure Nuokang Medicines to perform the following obligations:

6.1.1.	Except for the transfer of Equity Interest by the Pledgor pursuant to the Exclusive Call Option Agreement entered into among the Pledgor, Penglai Nuokang Pharmaceutical Co., Ltd. and Nuokang Medicines, to Penglai Nuokang Pharmaceutical Co., Ltd. or any person designated by Penglai Nuokang Pharmaceutical Co., Ltd., without prior written consent from the Pledgee, the Pledgor shall not transfer or assign all or part of the Equity Interest, create or permit the creation of any pledge which may have an adverse effect on the rights or benefits of the Pledgee;

6.1.2.	Without prior written consent from the Pledgee, Nuokang Medicines will not, in any form, supplement, change or amend its articles of association, increase or decrease its registered capital, or change its capital structure in any other ways;

6.1.3.	During the term of the Pledge, without prior written consent from the Pledgee, Nuokang Medicines shall not sell, transfer, mortgage or otherwise dispose of any assets, interest of business or income above RMB 2,000,000 (inclusive), or create any encumbrance of security interest thereon;

6.1.4.	without the prior written consent of the Pledgee, Nuokang Medicines shall not incur, inherit, guarantee or permit the existence of any debt, except for: (i) the debt arising from ordinary or daily course of business and not as a result of any borrowings; (ii) the debt having been disclosed to the Pledgee and for which written consent from the Pledgee have been obtained;

6.1.5.	Nuokang Medicines shall not merge or consolidate with any person, or acquire any person or invest in any person without prior written consent from the Pledgee;

6.1.6.	Nuokang Medicines shall not enter into any material contract with a value of more than RMB 2,000,000 without prior written consent from the Pledgee;

6.1.7.	Nuokang Medicines Co., Ltd. shall not provide any loan or credit line to anyone without prior written consent from the Pledgee;

6.1.8.	Nuokang Medicines shall operate all business in such a way that its asset value can be maintained, and it shall not be engaged in any action or no-action that adversely affects its operation and asset value;

6.1.9.	In order to protect the titles of Nuokang Medicines’s all assets, the Pledgor shall sign all necessary or appropriate documents, take all necessary or appropriate actions and advance all necessary or appropriate allegations, or make necessary or appropriate plea for all claims;

6.1.10.	During the term of the Pledge, Nuokang Medicines shall not distribute dividends to its shareholders without prior written consent from the Pledgee;

6.1.11.	The Pledgor shall comply with and act according to all laws and regulations relating to the pledge, and present to the Pledgee any notices, orders or suggestions issued or made by the competent authority in relation to the Pledge within five days upon receiving such notices, orders or suggestions. It shall also comply with such notices, orders or suggestions, or file objection to the foregoing matters at the reasonable request of the Pledgee or with consent from the Pledgee;

6.1.12.	The Pledgor shall timely notify the Pledgee of (i) any events or any received notices which may affect the Pledgor’s Equity Interest or any part of its right; and (ii) any events or any received notices which may change any of the Pledgor’s covenants and obligations under this Agreement or which may affect the Pledgor’s performance of its obligations under this Agreement;

6.1.13.	The Pledgor acknowledges that, if the Pledgee’s exercise of the Pledge under this Agreement affects the Pledgor’s right to claim for compensation from Nuokang Medicines, it will expressly waive such rights;

6.1.14.	The Pledgor shall seek the Pledgee’s opinion before appointing directors to Nuokang Medicines in accordance with the articles of association. It shall officially appoint such directors with prior written consent from the Pledgee;

6.1.15.	The Pledgor agrees and covenants that the Pledgee is entitled to entrust an accounting firm to conduct scheduled or unscheduled audit or investigation on Nuokang Medicines. It shall unconditionally take actions according to the suggestions related to business management and internal control provided by the accountants after the audit and investigation.

6.2.	The Pledgor agrees that the Pledgee’s right to exercise the Pledge acquired under this Agreement shall not be terminated or undermined by legal proceedings initiated by the Pledgor, its successor or its authorized persons.

6.3.	The Pledgor covenants to the Pledgee that, in order to protect or perfect the security over the payment of the technology consulting service fees under the Service Agreement, the Pledgor shall execute in good faith and cause other parties who have interests in the Pledge to execute all the title certificates, contracts, and/or perform and cause other parties who have interests to take action as required by the Pledgee and/or facilitate the exercise of rights and authorization acquired by the Pledgee under this Agreement. It shall also execute, with the Pledgee or the person (natural person or legal entity) designated by the Pledgee, all the documents relating to a change of the ownership of Equity Interest, and provides all the notices, orders and decisions deemed necessary by the Pledgee to the Pledgee within a reasonable period of time.

6.4.	The Pledgor covenants to the Pledgee that the Pledgor will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee. If the Pledgor does not perform or does not fully perform its guarantees, covenants, agreements, representations and conditions, it shall compensate all the damages suffered by the Pledgee.

7.	Events of Default

7.1.	The following events shall be regarded as the event of default:

7.1.1.	Nuokang Medicines Co., Ltd. fails to make a full payment of the technology consulting service fees as scheduled under the Service Agreement;

7.1.2.	The Pledgor and/or Nuokang Medicines fail to perform obligations under the Operation Agreement and cause damages to the Pledgee;

7.1.3.	The Pledgor makes any fundamentally misleading or fraudulent representations or warranties under Article 5 herein, and/or the Pledgor breaches any warranties under Article 5 herein;

7.1.4.	The Pledgor violates the covenants under Article 6 herein;

7.1.5.	The Pledgor forgoes the Equity Interest under the Pledge or transfers or assigns the Equity Interest under the Pledge without prior written consent of the Pledgee, except as provided in Article 6.1.1 in this Agreement;

7.1.6.	Any of the Pledgor’s external loan, security, compensation, covenants or any other compensation liabilities (1) are required to be repaid or performed prior to the scheduled date because of a breach of contract; or (2) are due but cannot be repaid or performed as scheduled, to the extent that the Pledgee deems that the Pledgor’s capacity to perform the obligations herein is affected;

7.1.7.	The property of the Pledgor is so adversely changed that it causes the Pledgee to deem that the capacity of the Pledgor to perform the obligations herein is affected;

7.1.8.	The successor or administrator of the Pledgor can only partly perform or refuse to perform the payment obligation under the Service Agreement;

7.1.9.	Other circumstances whereby the Pledgee is incapable of exercising its right to dispose of the Pledge in accordance with the related laws.

7.2.	The Pledgor shall immediately give a written notice to the Pledgee if the Pledgor is aware of or finds that any events under Article 7.1 herein or any events that may result in the foregoing events have happened.

7.3.	Unless the event of default under Article 7.1 herein has been resolved to the Pledgee’s satisfaction, the Pledgee, at any time when the event of default happens or thereafter, may give a written notice of default to the Pledgor to (i) require the Pledgor to immediately make full payment of the outstanding service fees under the Service Agreement and other payables; or (ii) dispose of the Pledge in accordance with Article 8 herein.

8.	Exercise of the Right of the Pledge

8.1.	During the effective term of this Agreement, the Pledgor shall not transfer or assign the Equity Interest without the prior written consent of the Pledgee.

8.2.	The Pledgee shall give a notice of default to the Pledgor when the Pledgee exercises the right of pledge.

8.3.	Subject to Article 7.3, the Pledgee may exercise the right to dispose of the Pledge at any time when the Pledgee gives a notice of default in accordance with Article 7.3 or thereafter.

8.4.	To the extent laws permit, the Pledgee is entitled to have the priority in receiving proceeds from the auction or sale of whole or part of the Equity Interest pledged herein in accordance with the legal procedure until the outstanding technology consulting service fees and all other payables under the Service Agreement and the Operation Agreement are fully repaid.

8.5.	The Pledgor shall not hinder the Pledgee from disposing of the Pledge in accordance with this Agreement and shall unconditionally provide necessary assistance upon Pledgee’s request so that the Pledgee could realize its Pledge.

9.	Assignment

9.1.	The Pledgor shall not give away or assign his rights and obligations herein without prior consent from the Pledgee.

9.2.	This Agreement shall be binding upon the Pledgor and his successors and shall be binding on the Pledgee and each of its assignees.

9.3.	The Pledgee may transfer all or any of its rights and obligations under the Service Agreement to any individual (natural person or legal entity) it may designate at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations as the Pledgee hereto as if the assignee is a party hereto. When the Pledgee assigns the rights and obligations under the Service Agreement, at the request of the Pledgee, the Pledgor shall execute the relevant agreements and/or documents with respect to such assignment.

9.4.	After the identity of the Pledgeee has been changed after the assignment, the new parties to the pledge shall re-execute a pledge contract.

10.	Termination

This Agreement shall not be terminated until the technology consulting service fees under the Service Agreement are paid off and Nuokang Medicines ceases to bear any obligations under the Service Agreement and the Operation Agreement. The Pledgee shall then cancel or terminate this Agreement within a reasonable time as soon as practicable.

11.	Processing Fees and other Expenses

11.1.	The Pledgor shall be responsible for all the fees and actual expenses in relation to this Agreement, including but not limited to legal fees, cost of production, stamp duty and any other taxes and charges. If the Pledgee pays the relevant taxes in accordance with the laws, the Pledgor shall fully reimburse the Pledgee for such tax payments.

11.2.	If the Pledgor fails to pay any payable taxes, fees or charges in accordance with this Agreement or the Pledgee, for certain reasons, has to use other recourses or means to settle any foregoing taxes, charges or fees by any means, the Pledgor shall be responsible for all the fees (including but not limited to any taxes, processing fees, management fees, litigation expenses, attorney’s fees, and various insurance premiums) incurred by the Pledgor.

12.	Force Majeure

12.1.	Force majeure, which includes without limitation acts of governments, acts of nature, fire, explosion, geographical change, typhoon, flood, earthquake, tide, lightning or war that are inevitable even after the affected party has paid reasonable attention, and such events are beyond the scope that the affected party can reasonably control. However, any shortage of credit, capital or financing shall not be regarded as an event that beyond any party’s reasonable control. The party which is affected by force majeure and seeks exemption from any obligations under this Agreement or under any article herein shall notify the other party of such exemption promptly and advise the other party of the steps it needs to take in order to perform this Agreement or the relevant article.

12.2.	When any performance under this Agreement is delayed or prevented by force majeure, provided that the party affected by force majeure has taken its reasonable and practicable efforts to perform this Agreement, the affected party is exempt from such obligations, the exemption of obligations in favor of the affected party shall be limited to the performance of obligations delayed or prevented by force majeure. Once causes for such exemptions are rectified and remedied, both parties agree to resume performance of this Agreement with their best efforts.

13.	Dispute Resolution

13.1.	This Agreement shall be governed by and construed in accordance with the PRC law.

13.2.	The parties shall settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall follow the currently effective rules of CIETAC and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties.

14.	Notice

14.1.	Any notice which is given by the parties hereto for the purpose of performing the rights, duties and obligations hereunder shall be in writing. Where such notice is delivered in person, the time of delivery is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the time of delivery is the time when such notice is transmitted. If such notice does not reach the addressee on business day or reaches the addressee after the business hour, the next business day following such day is the time of delivery. The delivery address is the address first written above of the parties hereto or the address advised in writing from time to time. Writing form includes facsimile and telex.

15.	Effectiveness

15.1.	This agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon execution and seal by the parties hereto.

15.2.	This Agreement is written in Chinese and has two counterparts.

Equity Pledge Agreement

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The Pledgee: Penglai Nuokang Pharmaceutical Co., Ltd. (with company seal)

Authorized Representative: /s/ XUE Baizhong

The Pledgor: XUE Baizhong

Signature: /s/ XUE Baizhong